Exhibit 99.1

DATALINK REPORTS 2012 FIRST QUARTER OPERATING RESULTS

Record First Quarter Revenues and Net Earnings, Up 39% and 24% Year-Over-Year, Respectively

EDEN PRAIRIE, Minn., April 25, 2012 — Datalink (Nasdaq: DTLK), a leading provider of data center infrastructure and services, today reported results for its first quarter that ended March 31, 2012.  Revenues for the quarter increased 39% to a record $119.1 million compared to $85.7 million for the prior-year period.

GAAP Results

On a GAAP basis, the company reported net earnings of $2.2 million or $0.12 per diluted share for the first quarter ended March 31, 2012.  This compares to net earnings of $1.7 million or $0.12 per diluted share in the first quarter of 2011.   Earnings from operations for the first quarter of 2012 were $3.6 million or 3.0% of revenues, compared to $3.0 million or 3.5% of revenues in the first quarter of 2011.

Non-GAAP Results

Non-GAAP net earnings for the first quarter of 2012 were $2.9 million, or $0.17 per diluted share, compared to non-GAAP net earnings of $2.2 million, or $0.16 per diluted share, in the first quarter of 2011.  Earnings from operations for the first quarter of 2012 were $4.9 million or 4.1% of revenues, compare to $3.8 million or 4.5% of revenues in the first quarter of 2011.  A detailed reconciliation between GAAP and non-GAAP information is contained in the tables included herein.

The company’s results for the quarter ended March 31, 2012 include:

•                  The additional 3.3 million common shares issued in connection with the follow-on stock offering in March 2011.

•                  The results of operations from the acquisition of Midwave Corporation, which was completed on October 3, 2011.

“Our first-quarter performance includes record revenues for both products and services.  Our quarter-over-quarter revenues grew 39% and our quarterly sequential revenues grew 4% over the record revenues we achieved fourth quarter 2011.  In addition, we experienced a 47% increase in the number of customers spending more than $1 million compared to first quarter 2011, and more than doubled the number of unified data center implementations with a corresponding 4000% increase in revenues to $16.6 million.  Our networking and server revenues have increased from 9% to 16% of the product mix over the last year,” said Datalink President and CEO Paul Lidsky. “These numbers are a clear indication that our strategy of expanding our portfolio of data center products and services to sell and support new integrated data center technologies is fueling strong growth for the company.”

Outlook

Based on the company’s current backlog and sales pipeline, the company projects revenues of $125 million to $135 million for the second quarter of 2012 compared to $89.5 million for the second quarter of 2011. The company expects second quarter 2012 net earnings to be between $0.14 and $0.20 per diluted share on a GAAP basis, and net earnings of between $0.20 and $0.26 per diluted share on a non-GAAP basis.  This compares to net earnings of $0.16 per diluted share and $0.19 per diluted share on a GAAP and non-GAAP basis, respectively, for the same period in 2011.

Non-GAAP earnings per share exclude the effect of acquisition accounting adjustments from the Incentra acquisition to deferred revenue and costs, integration and transaction costs related to acquisitions, stock-based compensation expense, amortization of intangible assets, and the related effects on income taxes. The company estimates this total effect will be approximately $0.06 per diluted share for the second quarter of 2012.

Conference Call and Webcast Today

Datalink will hold a conference call today at 4:00 p.m. Central Standard Time, during which Datalink’s president and chief executive officer, Paul Lidsky, and vice president of finance and chief financial officer, Greg Barnum, will discuss company results and provide a business overview. Participants can access the conference call by dialing (877) 277-9804. Participants will be asked to identify the Datalink conference call and provide the designated identification number (69217552). A live Webcast of the conference call can be viewed via Datalink’s website at www.datalink.com.

About Datalink

A complete data center solutions and services provider for Fortune 500 and mid-tier enterprises, Datalink transforms data centers so they become more efficient, manageable and responsive to changing business needs. Datalink helps leverage and protect storage, server, and network investments with a focus on long-term value, offering a full lifecycle of services, from consulting and design to implementation, management and support. Datalink solutions span virtualization and consolidation, data storage and protection, advanced networks, and business continuity. Each delivers measurable performance gains and maximizes the business value of IT. For more information, call 800.448.6314 or visit www.datalink.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  This press release contains forward-looking statements, including our internal projections of anticipated 2012 results, which reflect our views regarding future events and financial performance.  These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated.  The words “aim, “believe,” “expect,” “anticipate,” “intend,” “estimate”, “should” and other expressions which indicate future events and trends identify forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to:  the level of continuing demand for storage, including the effects of current economic and credit conditions; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; revenue recognition policies that may unpredictably defer reporting of our revenues; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; risks associated with integrating possible future acquisitions; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Further, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably.  We cannot assure that we can grow or maintain our revenue and backlog from current levels.

Non-GAAP Details

Non-GAAP financial measures exclude the impact from acquisition accounting adjustments to deferred revenue and costs, stock-based compensation expense, amortization of acquisition intangible assets, integration and transaction costs related to acquisitions, early termination payments related to the Cross acquisition and the related effects on income taxes.  These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

These non-GAAP financial measures facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. We believe that the presentation of these non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to investors and management regarding financial and business trends relating to our financial condition and results of operations.

# # #

Company Contacts:

Investors & Analysts:

Greg Barnum

Vice President and CFO

Phone:  952-279-4816

Email:  gbarnum@datalink.com

Media & Alliances:

Suzanne Gallagher

SVP of Marketing

Phone: 720-566-5110

Email: sgallagher@datalink.com

Investor Relations:

Kim Payne

Investor Relations Coordinator

Phone:  952-279-4794

Fax:      952-944-7869

Email:  einvestor@datalink.com

website: www.datalink.com

DATALINK CORPORATION

STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2012	2011

Net sales:
Products	$80,240	$55,600
Services	38,848	30,094
Total net sales	119,088	85,694

Cost of sales:
Cost of products	62,584	42,226
Cost of services	29,178	22,713
Total cost of sales	91,762	64,939
Gross profit	27,326	20,755
Operating expenses:
Sales and marketing	12,557	9,157
General and administrative	4,724	3,829
Engineering	5,794	4,387
Integration and transaction costs	20	—
Amortization of intangibles	619	382
Total operating expenses	23,714	17,755
Earnings from operations	3,612	3,000
Interest income (expense), net	(10)	3
Earnings before income taxes	3,602	3,003
Income tax expense	1,441	1,255
Net earnings	$2,161	$1,748

Earnings per common share:
Basic	$0.13	$0.13
Diluted	$0.12	$0.12
Weighted average common shares outstanding:
Basic	16,970	13,626
Diluted	17,340	14,047

DATALINK CORPORATION

BALANCE SHEETS

(In thousands, except share data)

	March 31,	December 31,
	2012	2011
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$25,534	$18,947
Short term investments	1,192	3,486
Accounts receivable, net	77,976	102,289
Inventories	4,195	1,736
Current deferred customer support contract costs	69,391	62,901
Inventories shipped but not installed	6,588	9,779
Income tax receivable	—	405
Other current assets	1,269	1,169
Total current assets	186,145	200,712
Property and equipment, net	4,430	3,453
Goodwill	32,446	32,446
Finite life intangibles, net	8,416	9,035
Deferred customer support contract costs non-current	31,582	28,785
Deferred tax asset	3,159	3,159
Other assets	327	361
Total assets	$266,505	$277,951

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$38,558	$63,292
Accrued commissions	4,947	5,069
Accrued sales and use tax	1,929	2,574
Accrued expenses, other	4,118	5,209
Income tax payable	233	—
Current deferred tax liability	7,459	7,459
Customer deposits	2,704	2,145
Current deferred revenue from customer support contracts	84,596	76,998
Other current liabilities	21	85
Total current liabilities	144,565	162,831
Deferred revenue from customer support contracts non-current	38,165	34,740
Other liabilities non-current	925	195
Total liabilities	183,655	197,766

Stockholders’ equity
Common stock, $.001 par value, 50,000,000 shares authorized, 18,016,034 and 17,899,171 shares issued and outstanding as of March 31, 2012 and December 31, 2011, respectively	18	18
Additional paid-in capital	66,717	66,213
Retained earnings	16,115	13,954
Total stockholders’ equity	82,850	80,185
Total liabilities and stockholders’ equity	$266,505	$277,951

DATALINK CORPORATION

RECONCILIATION  BETWEEN GAAP AND NON-GAAP NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2012	2011

Earnings from operations on a GAAP basis	$3,612	$3,000
GAAP operating margin	3.0%	3.5%

Non-GAAP Adjustments:
Purchase accounting adjustment to Incentra deferred revenue and cost, net	12	36
Total gross margin adjustments	12	36

Stock based compensation expense included in sales and marketing	163	30
Stock based compensation expense included in general and administrative	287	296
Stock based compensation expense included in engineering	140	99
Integration and transaction costs	20	—
Amortization of intangible assets	619	382
Total operating expense adjustments	1,229	807

Non-GAAP earnings from operations	4,853	3,843
Non-GAAP operating margin	4.1%	4.5%

Interest income, net	(10)	3
Income tax expense impact from Non-GAAP items	1,961	1,607

Non-GAAP net earnings	$2,882	$2,239

Non-GAAP net earnings per share - Basic	$0.17	$0.16
Non-GAAP net earnings per share - Diluted	$0.17	$0.16

Shares used in non-GAAP per share calculation - Basic	16,970	13,626
Shares used in non-GAAP per share calculation - Diluted	17,340	14,047

DATALINK CORPORATION

STATEMENT OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2012	2011

Cash flows from operating activities:
Net earnings	$2,161	$1,748
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision (benefit) for bad debts	(45)	24
Depreciation	339	240
Amortization of finite lived intangibles	619	382
Stock based compensation expense	590	425
Changes in operating assets and liabilities:
Accounts receivable, net	24,358	2,599
Inventories	732	907
Deferred costs/revenues/customer deposits, net	2,295	981
Accounts payable	(24,734)	(4,355)
Accrued expenses	(1,858)	(949)
Income tax payable	638	1,121
Other	600	(512)
Net cash provided by operating activities	5,695	2,611

Cash flows from investing activities:
Purchase of investments	—	(1,994)
Sale of investments	2,294	—
Purchases of property and equipment	(1,316)	(210)
Net cash provided by (used in) investing activities	978	(2,204)

Cash flows from financing activities:
Proceeds from stock offering	—	17,490
Excess tax from stock compensation	467	97
Proceeds from issuance of common stock from option exercise	177	460
Tax withholding payments reimbursed by restricted stock	(730)	—
Net cash provided by (used in) financing activities	(86)	18,047

Increase in cash and cash equivalents	6,587	18,454
Cash and cash equivalents, beginning of period	18,947	8,988
Cash and cash equivalents, end of period	$25,534	$27,442

Supplemental cash flow information:
Cash paid for income taxes	$335	$38
Cash received for income tax refunds	$—	$—